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                                  EXHIBIT 99.2

                              LIPID SCIENCES, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                      FOR A SPECIAL MEETING OF STOCKHOLDERS

                      TO BE HELD ON _________________, 2001

         The undersigned appoints Phil Radlick and Barry Michaels, and each of them, as proxies, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of LIPID SCIENCES, INC., to be held on _________________, 2001, and at any adjournment or postponement thereof and authorizes them to vote as such meeting, as designated on the reverse side of this form, all the shares of common stock of Lipid Sciences, Inc. held of record by the undersigned on ___________________, 2001.

         IF NO OTHER INDICATION IS MADE ON THE REVERSE SIDE OF THIS FORM, THE PROXIES WILL VOTE FOR ALL PROPOSALS AND, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

            (Continued, and to be signed and dated, on reverse side.)
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The undersigned hereby directs this Proxy to be voted as follows:

                                                                                FOR           AGAINST         ABSTAIN
         Proposal:  To approve the merger of Lipid Sciences, Inc. with          [ ]             [ ]              [ ]
         and into NZ Corporaton, Inc., and to approve all other
         transactions described in the Agreement and Plan of Merger, dated as of July 9, 2001, a copy of which is included in Annex
         A to the joint proxy statement/prospectus.


         At the proxies' discretion on any other matters which may properly come before the meeting or any adjournment or postponement thereof.

         Dated: ___________________, 2001.

         Signature(s): _______________________________________________

         This proxy should be dated, signed by the stockholder(s) exactly as his or her name appears herein, and returned promptly in the enclosed envelope. Persons signing in a fiduciary or representative capacity should so indicate, if shares are held by joint tenants or as community property, all stockholders should sign.